Exhibit 10.1

Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

AMENDED AND RESTATED SECURED PROMISSORY NOTE AND PLEDGE AGREEMENT

Principal Amount: Up to $1,000,000 Issuance Date: August 18, 2025

Reference is hereby made to that certain Secured Promissory Note and Pledge Agreement, dated as of May 30, 2025 (the “Original Note”), by Everli Global Inc., a Nevada corporation (“Maker”), in favor of Melar Acquisition Corp. I, a Cayman Islands exempted company, or its registered assigns or successors in interest or order (“Payee”) for an aggregate principal amount of up to Three Hundred Thousand U.S. Dollars ($300,000) (the “Aggregate Principal Amount”), with interest thereon as set forth therein in accordance with the terms and conditions set forth therein, pursuant to which as of the issuance date (the “Issuance Date”) of this Amended and Restated Secured Promissory Note and Pledge Agreement (this “Note”), Maker has an outstanding principal balance of $282,490.20 and accrued but unpaid interest of $8,600.67, and a resulting aggregate outstanding obligation under the Original Note of $291,090.87 (the “Old Note Balance”). This Note amends and restates the Original Note in its entirety.

FOR VALUE RECEIVED, Maker promises to pay to the order of Payee the principal sum of up to One Million U.S. Dollars ($1,000,000) (the “Aggregate Principal Amount”), with interest thereon as set forth herein in accordance with the terms and conditions of this Note.

1.             Loans by Payee. The parties acknowledge that the initial principal balance of this Note as of the Issuance Date (the “Initial Loan”) shall be an amount equal to $323,434.30, which is the Old Note Balance with the amount of a ten percent (10%) original issue discount (the “OID Discount”) added on. Prior to the Maturity Date, so long as there is no Event of Default (as defined below) which has occurred and is continuing, within five (5) Business Days after Payee’s receipt of the written request of Maker (an “Additional Loan Notice”), Payee shall make one or more additional loans to Maker in such amounts and to such bank accounts as requested by Maker in each such Additional Loan Notice (each, an “Additional Loan” and, collectively with the Initial Loan, the “Loans”), which Additional Loans will each increase the principal amount of this Note by the amount loaned pursuant to such Additional Loan plus an OID Discount added on (by way of example, if the amount of the Loan is $90,000, the principal amount of this Note will increase by $100,000), and which will be subject to the terms and conditions of this Note, up to an aggregate amount of Loans made by Payee under this Note equal to the Aggregate Principal Amount (after taking into account the amount of all of the OID Discounts added on to such Loans). For the avoidance of doubt, if the principal amount of a Loan is repaid to Payee at any time, Payee shall not be required to provide any additional Loans to Maker hereunder with respect to such repaid amount. All of the proceeds of the Loans hereunder shall be used by Maker solely for the purposes of paying for the transaction expenses incurred or to be incurred by or on its behalf in connection with evaluating, negotiating, executing or consummating the transactions contemplated by the Agreement and Plan of Merger, dated as of July 30, 2025 (as it may be amended, modified of supplemented in accordance with the terms thereof, the “Merger Agreement”), by and among Maker, Payee and the other parties named therein or for such general corporate purposes in furtherance of Maker’s business as agreed by Payee (such consent not to be unreasonably withheld, delayed or conditioned).

2.             Interest. Interest shall accrue on the outstanding principal amount hereof at a per annum rate equal to seventeen and one-half percent (17.5%), compounded annually. The amount of interest owing from Maker to Payee hereunder shall be computed on the basis of the actual number of days elapsed in any applicable period and a 365-day year. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by Maker of any interest amount in excess of that permitted by applicable law shall be applied to the principal of this Note without prepayment premium or penalty.

3.             Repayment and Prepayment. The principal amount hereof, together with all accrued and unpaid interest thereon and all other amounts owing from Maker to Payee hereunder shall be due and payable on the earlier of (the “Maturity Date”): (i) the closing of the transactions contemplated by the Merger Agreement in accordance with its terms; (ii) five (5) Business Days after the termination of the Merger Agreement in accordance with its terms; and (iii) five (5) Business Days after the Maker’s receipt of at least an aggregate of $5,000,000 in proceeds under the Bridge Financing (as defined in the Merger Agreement) as contemplated under the Merger Agreement. All payments under this Note shall be made by Maker in lawful money of the United States by wire transfers of immediately available funds to a bank account as designated in writing by Payee to Maker. Whenever any payment hereunder to be made shall be due on a day that is not a Business Day (as defined below), such payment shall be due on the next succeeding Business Day. All payments received by Payee from Maker hereunder shall be applied in the following priority: first, to the payment of any expenses due to Payee pursuant to the terms of this Note; second, to the payment of interest accrued and unpaid on this Note; and thereafter, to the payment of the principal amount hereof. Maker may prepay this Note, in whole or in part, at any time without penalty or premium. Such prepayments shall be first applied toward the interest due and other lawful charges then accrued, and then toward the principal owed on the Note.

4.             Stockholder Limited Guaranty. Each of the undersigned stockholders of Maker (each, a “Pledging Stockholder”) hereby irrevocable and unconditionally guaranties to Payee and each subsequent permitted holder of this Note the prompt payment when and as due and payable of any and all of Maker’s obligations under this Note or of any note or other instrument or instruments renewing this Note, including any reasonable costs and expenses incurred in collecting such obligations and successfully prosecuting any action against such Pledging Stockholder in connection with enforcing this Note (the “Guaranteed Obligations”). Notwithstanding the foregoing, the guaranty provided hereunder (the “Guaranty”) is a limited guaranty, and Payee’s sole recourse against each Pledging Stockholder with respect to the Guaranty for the Guaranteed Obligations provided hereunder shall be to exercise its rights with respect to the Pledged Shares (as defined below) in accordance with the terms of this Note, and such Pledging Stockholder shall have no personal obligations or liability with respect to this Guaranty other than its obligations with respect to the Pledged Shares in accordance with the terms of this Note. This is a continuing Guaranty of the Guaranteed Obligations and shall remain in full force and effect until the payment in full of the Guaranteed Obligations. Each Pledging Stockholder understands and agrees that this Guaranty shall be binding upon such Pledging Stockholder and its successors and permitted assigns, shall be construed as an absolute, irrevocable and continuing guaranty of payment (and not solely of collection) and shall be enforceable by Payee, subject to the terms set forth herein, notwithstanding any circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall not be affected by the insolvency, bankruptcy or reorganization of Maker, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guaranteed Obligations are rescinded or must otherwise be restored or returned by Payee upon the insolvency, bankruptcy or reorganization of Maker. Such Pledging Stockholder hereby waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation becoming immediately payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of Maker. Until the payment and satisfaction in full of any Guaranteed Obligations that are then due and owing, each Pledging Stockholder agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Maker by reason of any payment made hereunder or (y) assert any claim, defense, setoff or counterclaim it may have against Maker or set off any of its obligations to Maker against obligations of Maker to it. Such Pledging Stockholder hereby waives any defense based upon or arising by reason of any modification of the Guaranteed Obligations resulting from an amendment to this Note in accordance with the terms hereof.

5.             Security Interest and Collateral.

(a)            To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of Maker to Payee under this Note, together with all costs of enforcement in connection herewith and therewith (collectively, the “Obligations”), Maker to the fullest extent permitted by applicable law hereby grants to Payee a continuing security interest in, and lien upon, all of Maker’s and its subsidiaries’ respective property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all accounts, accounts receivable, deposit accounts, inventory, equipment, goods, documents, instruments (including promissory notes), contract rights, general intangibles (including payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, commercial tort claims, Maker’s and its subsidiaries’ right, title and interest in and to all shares of capital stock, securities and equity interests in the subsidiaries of Maker, permits, licenses, intellectual property, trademarks, trade styles, patents and copyrights in which Maker or its subsidiaries now has or hereafter may acquire, title and interest, all books, records, computer programs, tapes, disks and related data processing software, all proceeds and products thereof (including proceeds of insurance) and all additions, accessions and substitutions thereto or therefor (the foregoing, collectively, the “Maker Collateral”). The security interest granted hereby shall be senior in right with all other security interests that have been granted by Maker prior to the date hereof, excluding (i) liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not for a period of more than 30 days, (ii) non-exclusive licenses and sublicenses granted by Maker and its subsidiaries and leases or subleases (by Maker or any of its Subsidiaries as lessor or sublessor) to third parties in the ordinary course of business not interfering in any material respect with the business of Maker and its Subsidiaries; (iii) liens upon or in any equipment which was acquired or held by Maker or any of its Subsidiaries to secure the purchase price of such equipment (and any accessions, attachments, replacements or improvements thereon) or indebtedness incurred solely for the purpose of financing the acquisition of such equipment (and any accessions, attachments, replacements or improvements thereon); (iv) liens existing on any equipment (and any accessions, attachments, replacements or improvements thereon) at the time of its acquisition, provided that the lien is confined solely to the property so acquired and any accessions, attachments, replacements or improvements thereon, and the proceeds of such equipment (and any accessions, attachments, replacements or improvements thereon); and (v) bankers’ liens, rights of setoff and similar liens incurred on deposits or securities accounts made in the ordinary course of business.

(b)            As security and collateral for the Guaranty of the Guaranteed Obligations, each Pledging Stockholder pledges, hypothecates and grants to Payee a continuing, first priority security interest in and lien upon, and assigns to Payee all right, title and interest in and to (collectively, the “Pledged Shares” and, together with the Maker Collateral, the “Collateral”): (i) all of its shares of capital stock or other equity interests of Maker (or its successors), (ii) any certificates representing such shares of capital stock or other equity interests, (iii) any interest of such Pledging Stockholder in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all distributions, return of capital, redemptions, dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; (iv) all additional interest in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire an interest in any issues of the shares of capital stock or other equity interests of Maker (or its successors) from time to time acquired by such Pledging Stockholder in any manner (which interest shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional interest, if any, securities, warrants, options or other rights and any interest of such Pledging Stockholder in the entries on the books of any financial intermediary pertaining to such additional interest, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional interest, securities, warrants, options or other rights; and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing collateral. For purposes of this Note, the term “proceeds” includes whatever is receivable or received when the collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to a Pledging Stockholder, Maker or Payee from time to time with respect to any of the collateral. Upon the occurrence of an Event of Default and during the continuance thereof, each Pledging Stockholder agrees to deliver to the Payee such other documents of transfer and to take such other actions as Payee may reasonably request to enable the Payee to transfer the Pledged Shares into its name. Each Pledging Stockholder agrees that so long as any Guaranteed Obligations remain outstanding, such Pledging Stockholder will, unless Payee shall otherwise consent in writing, (i) at its expense, defend Payee’s security interest in and to the Pledged Shares against the claims of any Person (as defined below); (ii) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary in order to (A) perfect and protect the security interest created or purported to be created hereby, (B) enable Payee to exercise and enforce its rights and remedies hereunder in respect of the Pledged Shares or (C) otherwise effect the purposes of this Note; (iii) not sell, assign, exchange or otherwise dispose of any of the Pledged Shares or any interest therein or create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Shares except for the pledge hereunder and the security interest created hereby; and (iv) not make or consent to any amendment or other modification or waiver with respect to any Pledged Shares or enter into any agreement or permit to exist any restriction with respect to any Pledged Shares. During the term of this Note and for so long as the Pledged Shares are owned by a Pledging Stockholder and no Event of Default shall have occurred and be continuing, such Pledging Stockholder shall have the right to vote all securities constituting part of the Pledged Shares, and to exercise any other voting rights pertaining to such Pledged Shares, and to give consents, ratifications and waivers with respect thereto, and to exercise all of such Pledging Stockholder’s rights as an equity holder thereof for all purposes. Unless an Event of Default shall have occurred and be continuing, all distributions payable in respect of the Pledged Shares shall be paid to the Pledging Stockholders.

(c)            Maker and the Pledging Stockholders authorize Payee to file such financing statements and amendments thereto, in all applicable jurisdictions, necessary to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code of the State of Nevada as in effect from time to time (the “Code”), as well as any applicable laws of the jurisdictions in which any subsidiaries of Maker are organized or have assets. Each of Maker and the Pledging Stockholders hereby authorizes Payee, and hereby grants a power-of-attorney to Payee (which is irrevocable and is coupled with an interest), to execute in the name and on behalf of Maker or such Pledging Stockholder any and all financing statements, instruments, agreements or documents that Payee deems necessary or appropriate in order to perfect Payee’s security interest in the Collateral. Simultaneously with the execution and delivery of this Note, each Pledging Stockholder shall deliver to Payee its original certificate for the Pledged Shares, along with a share transfer form in blank duly executed by such Pledging Stockholder and in form and substance reasonably acceptable to Payee, to be held by Payee or its designee so long as any obligations are due and owing under this Note.

(d)            At any time and from time to time, Maker shall take such steps as Payee may reasonably request for Maker (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Payee, of any bailee having possession of any of the Collateral, that such bailee holds such Collateral for Payee, (ii) to obtain control of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the Code) as set forth in Article 9 of the Code, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to Payee, and (iii) otherwise to insure the continued perfection of Payee’s security interest in any of the Collateral and of the preservation of its rights therein.

6.              Representations and Warranties of Maker and Pledging Stockholders.

(a)            Maker represents, warrants and agrees that it is the owner of the Collateral free and clear of any security interests, liens or encumbrances, except (i) the liens securing Maker’s Obligations under this Note, and/or (ii) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures, liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like laws, landlord’s, warehousemen’s, carriers’, workmen’s, repairmen’s or other like liens.

(b)            Each Pledging Stockholder hereby represents, warrants and covenants to Payee that (i) such Pledging Stockholder has good and marketable title to the Pledged Shares, free and clear of any and all liens, claims, security interests and encumbrances other than in favor of Payee pursuant to this Note and (ii) the security interest granted to Secured Party hereunder is and at all times shall be and remain a first priority lien and security interest in the Pledged Shares and such Pledging Stockholder has not granted any other lien or security interest to any other Person in or to, or otherwise encumbered the Pledged Shares.

7.             Event of Default. This Note shall become immediately due and payable upon the occurrence and during the continuance of an Event of Default, whereupon (a) the obligations hereunder shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker and the Pledging Stockholders, and (b) Payee may proceed to enforce all other rights and remedies available to Payee, whether under this Note, applicable law or otherwise, including the taking possession of any or all of the Collateral wherever it may be found and exercising any rights and remedies that may be available to Payee in respect of the Collateral. For purposes of this Note, an “Event of Default” shall mean the occurrence of any one or more of the following events: (i) the failure by Maker to make any payment of principal, interest or any other amount payable hereunder when due under this Note; (ii) the breach of any representation, warranty, agreement, covenant or other obligation of or made by Maker or a Pledging Stockholder under this Note which is not cured within five (5) Business Days after receipt by Maker of written notice from Payee; (iii) the filing of a petition by or against Maker or any subsidiary thereof under any provision of applicable bankruptcy or similar law which is not dismissed within thirty (30) days after filing; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of Maker or any subsidiary thereof which is not vacated within thirty (30) days after appointment; or the insolvency (i.e., the inability of Maker to pay its obligations when due) of Maker or any subsidiary thereof; or the making of a general assignment for the benefit of creditors by Maker or any subsidiary thereof; (iv) the winding up, liquidation or dissolution of Maker; (v) the occurrence of (A) the initial public offering of any of Maker’s or its subsidiaries’ equity securities, (B) the sale or transfer (including a transfer occurring as a result of an exchange offer, gift, sale or merger or consolidation) in one or more related transactions of more than fifty percent (50%) of Maker’s issued and outstanding voting securities or (C) the sale or transfer of all or a majority of the assets of Maker and its subsidiaries, taken as a whole, to any Person or group (other than a Person owned by the existing equity holders of Maker), or (vi) (A) a default occurs (after notice and opportunity to cure as permitted by such debt instrument) in the due observance or performance of any covenant, condition or agreement on the part of Maker or any of its subsidiaries under any other Indebtedness (as defined below) and (B) such default permits the holder thereof to accelerate such Indebtedness. Time is of the essence in the performance of the obligations imposed by this Note. Maker shall notify Payee in writing promptly (but in any event within two (2) Business Days) after the occurrence of an Event of Default.

8.             Covenants of Maker. Maker hereby agrees that, so long as all or any portion of the Obligations remain outstanding and unpaid, (a) Maker and/or its subsidiaries will not: (i) declare or pay any dividends or distributions to or for the benefit of the holders of Maker’s equity interests; (ii) redeem or otherwise acquire outstanding shares of Maker’s equity interests (or any rights to acquire such equity securities or any other securities convertible into Maker’s equity securities) or (iii) incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, or permit any liability of Maker or its subsidiaries to exist with respect to, any Indebtedness which is not subordinated to the obligations owed to Payee under this Note; and (b) Maker will, and will cause its subsidiaries to, permit Payee and its Representatives (as defined in the Merger Agreement), with reasonable prior notice, to (i) visit and inspect the properties and assets of Maker and its subsidiaries, (ii) examine its books of account and records and (iii) discuss the affairs, finances and accounts of the Maker and its subsidiaries with their respective officers and employees at least twice per calendar year during normal business hours of the Maker or its subsidiaries, as applicable, as may be reasonably requested by, and at the sole cost and expense of, Payee (unless an Event of Default has occurred and is continuing, in which case, any reasonable out-of-pocket costs and expenses incurred by or on behalf of Payee will be borne by Maker and added to Maker’s obligations under this Note); provided, that Payee and its Representatives shall not unreasonably disturb the business of Maker and its subsidiaries.

9.             Amendment; Waiver. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of a party hereto but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. No failure or delay by Payee in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.           Binding Effect; Assignment; Third Party Beneficiaries. This Note and the rights and obligations hereunder may not be assigned or delegated, in whole or in part, by Maker or the Pledging Stockholders except with the prior written consent of Payee. Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of Maker, the Pledging Stockholders and Payee. This Note is for the sole benefit of the parties and their successors and permitted assigns.

11.           Costs. Maker and the Pledging Stockholders (pursuant to the Guaranteed Obligations) hereby agree to pay all reasonable costs of collection and any other enforcement of this Note, including reasonable attorneys’ fees and reasonable expenses and court costs.

12.           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state or federal courts sitting in or otherwise serving New York County, New York (or in any appellate courts thereof) (the “Specified Courts”). Notwithstanding the foregoing, Payee shall have the right to bring any action or proceeding against Maker, the Pledging Stockholders or the Collateral in the courts of any other jurisdiction which Payee deems necessary or appropriate to realize on the Collateral or to otherwise enforce Payee’s rights against Maker, the Pledging Stockholders or the Collateral. Maker and each Pledging Stockholder (i) expressly submits and consents in advance to such jurisdiction in any action or suit commenced in the Specified Courts and in any such other court, (ii) hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court, (iii) hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party in accordance with the requirements of Section 16 below. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this note or any obligations hereunder.

13.           Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements between the parties or their respective affiliates (written or oral) with respect to the subject matter hereof, including the Original Loan, but excluding the Merger Agreement and the Ancillary Documents (as defined in the Merger Agreement).

14.           Remedies. The parties agree that if any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the proof of irreparable damages or the posting of a bond or any other security, all of which are hereby expressly waived. Each right, power and remedy of Payee provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.

15.           Severability; Usury Laws. If any provision of this Note or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. Any invalid, illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Note will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance at a rate which could subject Maker or Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate.

16.           Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Note must be in writing and shall be deemed to have been validly served, given, or delivered: (i) upon the earlier of actual receipt and two (2) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (ii) upon transmission, when sent by electronic mail (with affirmative confirmation of receipt); (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below such party’s signature on the signature page to this Note. Maker, Payee and any Pledging Stockholder may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 16.

17.           Interpretation. When a reference is made in this Note to a Section, such reference shall be to a Section of or to this Note unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation.” When a reference in this Note is made to a “party” or “parties,” such reference shall be to Maker, Pledging Stockholders and/or Payee, as applicable, unless otherwise indicated. Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Note refer to this entire Note. Unless the context requires otherwise, words in this Note using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References in this Note to “dollars”, “Dollars” or “$” are to U.S. dollars. This Note was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation. As used herein: (i) reference to any statute includes the rules and regulations promulgated thereunder; and (ii) any agreement, instrument or law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, including in the case of agreements or instruments by waiver or consent and in the case of laws by succession of comparable successor laws, and references to all attachments thereto and instruments incorporated therein.

18.           Trust Account Waiver. Maker hereby acknowledges and agrees that the provisions set forth in Section 8.1 of the Merger Agreement (Waiver of Claims Against Trust) shall also apply to this Note as if the terms thereof were expressly set forth herein. Each Pledging Stockholder hereby acknowledges that it has reviewed a copy of the Merger Agreement and hereby agrees to be subject to the provisions of Section 8.1 of the Merger Agreement (Waiver of Claims Against Trust) applicable to Maker as if such provisions were incorporated into this Note (with any reference to the “Agreement” therein instead referring to this Note).

19.            Certain Definitions.

“Business Day” means any day other than (i) a Saturday or a Sunday, or (ii) a day on which commercial banking institutions are authorized or required by applicable law to close in New York, New York.

“Indebtedness” of Maker or its subsidiaries shall mean, at any time, without duplication, all obligations of Maker or its subsidiaries: (i) for borrowed money or with respect to deposits or advances of any kind, other than deposits or advances received by Maker or its subsidiaries for services to be rendered or goods to be sold in the ordinary course of business, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) for the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) under conditional sale or other title retention agreements relating to property purchased by Maker or its subsidiaries, as the case may be, except those incurred in the ordinary course of business, (v) with respect to interest rate or currency protection agreements, (vi) for the face amount of all letters of credit issued for the account and all drafts drawn thereunder; (vii) as an account party in respect of bankers’ acceptances, (viii) relating to the obligations of any other Persons that are secured by property or assets of Maker or its subsidiaries; or (ix) relating to any guarantee issued by Maker or its subsidiaries.

“Person” means an individual, a corporation, a company, a juridical entity, a voluntary association, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a joint venture, a trust, an estate, an unincorporated organization, a statutory body or a government or state or any agency, instrumentality, authority or political subdivision thereof.

20.            Counterparts; Facsimile Signatures. This Note may be executed in multiple counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the undersigned Maker, Payee and Pledging Stockholders hereby acknowledge and agree to the terms set forth in the foregoing Amended and Restated Secured Promissory Note and Pledge Agreement as of the Issuance Date first set forth above.

Maker:

Everli Global Inc.

By:	/s/ Salvatore Palella
	Name:	Salvatore Palella
	Title:	Chief Executive Officer

Address for Notices:

Everli Global Inc.
12 East 49th Street, Suite 1506
New York, NY 10017
Attn: Salvatore Palella
Email: [***]

with a copy (which will not constitute notice) to:

Ortoli Rosenstadt LLP
366 Madison Avenue
New York, NY 10017
Attn: William Rosenstadt, Esq.
Telephone No.: (212) 588-0022
Email: wsr@orllp.legal

{Signature Page to Amended and Restated Note}

Payee:

Melar Acquisition Corp. I

By:	/s/ Eric Lifshitz
	Name:	Eric Lifshitz
	Title:	Chief Operating Officer

Address for Notices:

Melar Acquisition Corp. I 143 West 72nd Street, 4th Floor New York, New York 10023 Attn: Gautam Ivatury, Chief Executive Officer Telephone No.: (702) 781-1120 Email: [***]

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:  Matthew A. Gray, Esq.; Stuart Neuhauser, Esq.
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com; sneuhauser@egsllp.com

{Signature Page to Amended and Restated Note}

Pledging Stockholders:

Pledging Stockholders who are natural persons:
(i.e., individuals)

By:
Print Name:

Pledging Stockholders who are not natural persons:
(i.e., corporations, limited liability companies, partnerships, trusts or other entities)

Print Name of Entity: Palella Holdings, LLC

By:	/s/ Salvatore Palella
Print Name: Salvatore Palella
Print Title: CEO
Address for Notice:

c/o Everli Global Inc. 12 East 49th Street, Suite 1506 New York, NY 10017 Attn: Salvatore Pallea Email: [***]

{Signature Page to Amended and Restated Note}